Exhibit 3.90

ARTICLES OF INCORPORATION

OF

GRAND CASINOS OF MISSISSIPPI, INC.

The undersigned hereby creates a corporation under Chapter 302 A of the Minnesota Statutes and adopt the following Articles of Incorporation.

ARTICLE 1

NAME

The name of the Corporation is Grand Casinos of Mississippi, Inc.

ARTICLE 2

REGISTERED OFFICE

The address of the registered office of the Corporation is 13705 First Avenue North, Suite 100 Plymouth, Minnesota, 55441

ARTICLE 3

CAPITAL

A.	The Corporation is authorized to issue one hundred million (100,000,000) shares of capital stock, having a par value of one cent ($.01) per share in the case of common stock, and having a par value as determined by the Board of Directors in the case of preferred stock, to be [ILLEGIBLE], sold and paid for a such times and in such manner as the Board of Directors any from time to time [ILLEGIBLE] in accordance with the laws of State of Minnesota.

B.	In addition to any such and all powers conferred upon the Board of Directors by the laws of the State of Minnesota, the Board of Directors shall have the authority to establish by resolution more than one class or series of shares, either preferred or common and to fix the relative rights, restrictions and preferences of any such different classes or series, and the authority to issue shares of a class or series to another class or series to effective share dividends, splits or conversion of the Corporation’s outstanding shares.

C.

The Board of Directors shall also have the authority to issue rights to convert any of the Corporation’s securities into shares of stock of any class or classes, the authority to issue options to purchase or subscribe for shares of stock of any class or classes, and the authority to issue share purchase or subscription warrants or any other evidence of such option rights which set forth the terms, provisions and conditions thereof, including the price or prices at which such shares may be subscribed for or purchased. Such options, warrants and rights, may be transferable or nontransferable and separable or inseparable from other securities of the Corporation. The Board of Directors is authorized to fix the terms, provisions and conditions of such options, warrants and rights, including the conversion basis or issue and the option price or prices at which shares may be subscribed for or purchased.

ARTICLE 4

SHAREHOLDER RIGHTS

A.	No shareholder of the Corporation shall have any perceptive rights.

B.	No shareholder of the Corporation shall have any cumulative voting rights.

ARTICLE 5

INCORPORATOR

The name and address of the person acting as Incorporator of this Corporation is as follows:

William M. Moorer
3300 Norwest Center
90 South Seventh Street
Minneapolis, Minnesota 55402-4140

ARTICLE 6

WRITTEN ACTION BY LESS THAN ALL OF THE DIRECTORS

Any action required or permitted to be taken in a Board meeting, other than an action requiring shareholder approval, may be taken by written action of the Board of Directors if signed by the number of directors that would be required to take the same action at a meeting at which as directors were present.

ARTICLE 7

LIMITED LIABILITY OF DIRECTORS

To the fullest extent permitted by law, a director shall have no personal liability to the Corporation or its shareholders for breach of fiduciary duty as director. Any amendment to or appeal of this Article 7 shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE 8

OBLIGATIONS OF CERTAIN BENEFICIAL OWNERS; RIGHTS OF REDEMPTION

A.	No Person may become the Beneficial Owner of five percent (5%) or more of any class or series of the Corporation’s issued and outstanding Capital Stock unless such Person agrees in writing to: (i) provide to the Gaming Authorities Information regarding such Person, including without limitation thereto, information regarding other gaming-related activities of such Person and financial statements, in such form, and with such updates, as may be required by any Gaming Authority; (ii) respond to written or oral questions than may be propounded by any Gaming Authority; and (iii) consent to the performance of any background Investigation that may be required by any Gaming Authority, including without limitation thereto, an investigation of any criminal record of such Person.

B.	Notwithstanding any other provisions of these Articles, but subject to the provisions of any resolution of the Board of Directors creating any series of preferred stock or any other class of stock which has a preference over common stock with regard to dividends or upon liquidation, outstanding shares of Capital Stock held by a Disqualified Holder shall be subject to redemption at any time by the Corporation by action of the Board of Directors. The terms and conditions of such redemption shall be as follows:

(1)	the redemption price of the shares to be redeemed pursuant to this section B of Article 8 shall be equal to the Fair Market Value of such shares or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required;

(2)	the redemption price of such shares may be paid in cash, Redemption Securities of any combination thereof;

(3)	If less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot, or selection in any other manner determined by the Board of Directors;

(4)	at least thirty (30) days’ written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by then upon surrender of the stock certificates for their shares to be redeemed;

(5)	from and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the Beneficial Owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

(6)	such other terms and conditions as the Board of Directors shall determine.

C.	Definitions. Capitalized terms used in this Article 8 shall have the meanings provided below.

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Role 12b-2 under the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Act”). The term “registrant” as used in said Rule 12b-2 shall mean the Corporation.

“Beneficial Owner” shall mean any person who, singly or together with any of such person’s Affiliates or Associates, directly or indirectly, [ILLEGIBLE] “beneficial ownership” of Capital Stock (as determined pursuant to Rule 13d-3 of the Act).

“Capital Stock” shall mean any common stock, preferred stock, special stock, or any other class or series of stock of the Corporation.

“Disqualified Holder” shall mean any Beneficial Owner of shares of Capital Stock of the Corporation or any of its Subsidiaries, whose holding of shares of Capital Stock may result or, when taken together with the holding of shares of Capital Stock by any other Beneficial Holder, may result, in the judgment of the Board of Directors, in (i) the disapproval, modification, or non-renewal of any contract under which the Corporation or any of its Subsidiaries has sole or shared authority to manage any gaming operations, or (ii) the loss or non-reinstatement of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary, which license or franchise is established upon some or all the holders of Capital Stock meeting certain criteria.

“Fair Market Value” of a share of Capital Stock shall mean the average Closing Price for such a share for each of the 45 most recent days during which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall have been given pursuant to Paragraph (4) of section B of Article [ILLEGIBLE]; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, “Fair Market Value” shall be determined by the Board of Directors in good faith; and provided, further, however, that “Fair Market Value” as to any stockholder who purchases any stock subject to redemption within 120 days prior to a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid for such shares, “Closing Price” on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked price on the composite tape for the New York Stock Exchange-limited stocks, or, if stock of the class or series in question is not quoted on such exchange, on the principal United States Securities Exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the higher closing sales price or bid question for such stock on the National Association of Securities Dealers, Inc., Automated Quotation Systems (including the National Market Systems) or any system than in use, or, if no such prices or quotations are available, the fair market value on the day its question as determined by the Board of Directors in good faith.

“Gaming Authorities” shall mean the National Indian Gaming Corporation, the Mississippi Gaming Commission organized pursuant to the Mississippi Gaming Control Act and any successors thereto, or any other tribal or governmental authority regulating any form of gaming that has jurisdiction over the Corporation or its Subsidiaries.

“Person” shall mean any natural person, corporation, firm, partnership, association, government, governmental agency, or any other entity, whether acting is an individual, fiduciary, or any other capacity.

“Redemption Securities” shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in opinion of any nationality recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other Investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to Paragraph (4) section B of Article 8, at least equal to the Fair Market Value of the shares to be redeemed pursuant to section B of Article 8 (assuming, in the case of Redemption Securities to publicity traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

“Subsidiary” shall mean any company of which a majority of any class of equity security is beneficially owned by the Corporation.

IN WITNESS WHEREOF, I have signed my name this 20th day of April, 1992.

/s/ William M. Mower
William M. Mower, Incorporator

STATE OF MINNESOTA DEPARTMENT OF STATE FILED

APRIL 21, 1992

Joan Anderson Growe
Secretary of State

CERTIFICATE OF

FIRST AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

GRAND CASINOS OF MISSISSIPPI, INC.

The undersigned, the Chief Executive Officer of Grand Casinos of Mississippi, Inc., a corporation existing under Chapter 302A of the Minnesota Statutes, does hereby certify that the following First Amended and Restated Articles of Incorporation were duly adopted pursuant to Chapter 302A of the Minnesota Statutes by the unanimous joint written action of the Board of Directors and the Sole Shareholder of Grand Casinos of Mississippi, Inc., effective July 9, 1992, and supersede in their entirety, the Corporation’s Articles of Incorporated dated April 20, 1992, and filed with the Secretary of State on April 31, 1992.

ARTICLE 1

NAME

The name of the Corporation is Grand Casinos of Mississippi, Inc. – Long Beach.

ARTICLE 2

REGISTERED OFFICE

The address of the registered office of the Corporation is 13705 First Avenue North, Suite 100 Plymouth, Minnesota 55441

ARTICLE 3

CAPITAL

A.	The Corporation is authorized to issue one hundred million (100,000,000) shares of capital stock, having a par value of one cent ($.01) per share in the case of common stock, and having a par value as determined by the Board of Directors in the case of preferred stock, to be held, sold and paid for at such times and in such manner as the Board of Directors may from time to time determine in accordance with the laws of State of Minnesota.

B.	In addition to any and all powers conferred upon the Board of Directors by the laws of the State of Minnesota, the Board of Directors shall have the authority to establish by resolution more than one class or series of shares, either preferred or common, and to fix the relative rights, restrictions and preferences of any such different classes or series, and the authority to issue shares of a class or series to another class or series to effectuate share dividends, splits or conversion of the Corporation’s outstanding shares.

C.	The Board of Directors shall also have the authority to issue rights to convert any of the Corporation’s securities into shares of stock of any class or classes, the authority to issue options to purchase or subscribe for shares of stock of any class or classes, and the authority to issue share purchase or subscription warrants or any other evidence of such option rights which set forth the terms, provisions and conditions thereof, including the price or prices at which such shares may be subscribed for or purchased. Such options, warrants and rights, may be transferrable or nontransferable and separable or inseparable from other securities of the Corporation. The Board of Directors is authorized to fix the terms, provisions and conditions of such options, warrants and rights, including the conversion basis or issue and the option price or prices at which shares may be subscribed for or purchased.

ARTICLE 4

SHAREHOLDER RIGHTS

A.	No shareholder of the Corporation shall have any perceptive rights.

B.	No shareholder of the Corporation shall have any cumulative voting rights.

ARTICLE 5

WRITTEN ACTION BY LESS THAN ALL OF THE DIRECTORS

Any action required or permitted to be taken on a Board meeting, other than an action requiring shareholder approval, may be taken by written action of the Board of Directors if signed by the number of directors that would be required to take the same action at a meeting at which as directors were present.

ARTICLE 6

LIMITED LIABILITY OF DIRECTORS

To the fullest extent permitted by law, a director shall have no personal liability to the Corporation or its shareholders for breach of fiduciary duty as director. Any amendment to or repeal of this Article 6 shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE 7

OBLIGATIONS OF CERTAIN BENEFICIAL OWNERS; RIGHTS OF REDEMPTION

A.

No Person may become the Beneficial Owner of five percent (5%) or more of any class or series of the Corporation’s issued and outstanding Capital Stock unless such Person agrees in writing to: (i) provide to the Gaming Authorities Information regarding such Person, including without limitation thereto, information regarding other gaming-related activities of such Person and financial statements, in such form, and with such updates’, as may be required by any Gaming Authority; (ii) respond to written or oral questions than any be propounded by any Gaming Authority; and (III) consent to the performance of any background Investigation that may be required by any Gaming Authority, including without limitation thereto, an investigation of any criminal record of such Person.

B.	Notwithstanding any other provisions of these Articles, but subject to the provisions of any resolution of the Board of Directors creating any series of preferred stock or any other class of stock which has a preference over common stock with regard to dividend or upon liquidation, outstanding shares of Capital Stock held by a Disqualified Holder shall be subject to redemption at any time by the Corporation by action of the Board of Directors. The terms and condition of such redemption shall be as follows:

(1)	the redemption price of the shares to be redeemed pursuant to this section B of Article 7 shall be equal to the Fair Market Value of such shares or such other redemption price as required by pertinent state or federal pursuant to which the redemption is required;

(2)	the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

(3)	If less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot, or selection in any other manner determined by the Board of Directors;

(4)	at least thirty (30) days’ written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by then upon surrender of the stock certificates by their shares to be redeemed;

(5)	from and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the Beneficial Owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

(6)	such other terms and conditions as the Board of Directors shall determine.

C.	Definitions. Capitalized terms used in this Article 7 shall have the meanings provided below.

“Affiliate” and “Association” shall have the respective meanings described to such terms in Rule 12b-2 under General Rules and Registrations under the Securities Exchange Act of 1934, as amended (the “Act”), The term “registrant” as used in said Rule 12b-2 shall mean the Corporation.

“Beneficial Owner” shall mean any person who, singly or together with any of such person’s Affiliates or Associates, directly or indirectly, has beneficial ownership of Capital Stock (as determined pursuant to Rule 13d-3 of the Act).

“Capital Stock” shall mean any common stock, preferred stock, special stock, or any other class or series of stock of the Corporation.

“Disqualified Holder” shall mean any Beneficial Owner of shares of Capital Stock of the Corporation or any of its Subsidiaries, whose holding of shares of Capital Stock may result or, when taken together with the holding of shares of Capital Stock by any other Beneficial Holder, may result, in the judgment of the Board of Directors, in (i) the disapproval, modification, or non-renewal of any contract under which the Corporation or any of its Subsidiaries has sole or shared authority to manage any gaming operations, or (ii) the loss or non-reinstatement of any licensee or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any [ILLEGIBLE] of the business of the Corporation or any Subsidiary, which licensee or franchise is considered upon some of all of the holders of Capital Stock meeting certain criteria.

“Fair Market Value” of a share of Capital Stock shall mean the average Closing Price for such a share of each of the 45 most recent days during which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall have been given pursuant to Paragraph (4) of section B of Article 7; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the counter market, “Fair Market Value” shall be determined by the Board of Directors in good faith; and provided, further, however, that “Fair Market Value” as to any stockholder who purchases any stock subject to redemption within 120 days prior to a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid for such shares, “Closing Price” on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked price on the composite for the New York Stock Exchange listed stocks, or, if stock of the class or series in question is not quoted on such composite type on the New York Stock Exchange, or, if such stock is listed on such exchange, on the principal United States Securities Exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid question for such stock on the National Association of Securities Dealers, Inc., Automated Quotation Systems (including the National Market Systems) or any system than in use, or, if no such prices or quotations are available, the fair market value on the day its question as determined by the Board of Directors in good faith.

“Gaming Authorities” shall mean the National Indian Gaming Corporation, the Mississippi Gaming Control Act and any successors thereto, or any other tribal or governmental authority regulating any form of gaming that has jurisdiction over the Corporation or its Subsidiaries.

“Person” shall mean any natural person, corporation, firm, partnership, association, government, governmental agency, or any other entity, whether acting is an individual, fiduciary, or any other capacity.

“Redemption Date” shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to section B of this Article 7.

“Redemption Securities” shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in opinion of any nationality recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to Paragraph (4) section B of Article 7, at least equal to the Fair Market Value of the shares to be redeemed pursuant to section B of Article 7 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

“Subsidiary” shall mean any company of which a majority of any class of equity security is beneficially owned by the Corporation.

IN WITNESS WHEREOF, I have signed my name this 27th day of July, 1992.

/s/ James L. White
James L. White
Chief Executive Officer
Grand Casinos of Mississippi, Inc.

STATE OF MINNESOTA DEPARTMENT OF STATE FILED

July 27, 1992

Joan Anderson Growe
Secretary of State

SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

GRAND MEDIA BUYING, INC.

(FORMERLY GRAND CASINOS OF MISSISSIPPI, INC. – LONG BEACH)

The undersigned, the sole shareholder of Grand Casinos of Mississippi, Inc. – Long Beach (the “Corporation”), a corporation existing under Minnesota Statutes, Chapter 302A, hereby adopts, pursuant to Minnesota Statutes, Section 302A.135, the following Second Amended and Restated Articles of Incorporation for the Corporation effective March 1, 1997. Such Second Amended and Restated Articles of Incorporation shall supersede and take the place of the Corporation’s First Amended and Restated Articles of Incorporation dates July 27, 1992, and filed with the Minnesota Secretary of State on July 27, 1992:

ARTICLE I

NAME

The name of the Corporation is Grand Media Buying, Inc.

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation is 130 Cheshire Lane Minnetonka, Minnesota 55305.

ARTICLE III

CAPITAL STOCK

The Corporation is authorized to issue one hundred millions (100,000,000) shares of capital stock having a par value of one cent ($0.01) per share in the case of common stock, and having a par value as determined by the Corporation’s Board of Directors (the “Board”) in the case of preferred stock. Such capital stock shall be held, sold and paid for at such times and in such manner as the Board may from time-to-time determine in accordance with the laws of the State of Minnesota.

In addition to any and all powers conferred on the Board by the laws of the State of Minnesota, the Board shall have the authority by resolution to (i) establish more than one class or series of shares of capital stock, either preferred or common; (ii) fix the relative rights, restrictions and preferences of any such different classes or series of capital stock; and (iii) issue shares of a class or series of capital stock to another class or series to implement dividends on, splits of or conversion of outstanding shares of capital stock.

The Board of Directors shall also have the authority to (i) issue rights to convert any of the Corporation’s securities into shares of stock of any class or classes; (ii) issue options to purchase or subscribe for shares of stock of any class or classes; and (iii) to issue share purchase or subscription warrants or any other evidence of rights to acquire capital stock, which warrants or other evidence state the terms, provisions and conditions thereof, including the price or prices at which such shares of capital stock may be subscribed for or purchased. Such options, warrants and rights may be transferable or nontransferable, and may be separable or inseparable from other securities of the Corporation. The Board is authorized to fix the terms, provisions and conditions of such options, warrants and rights, including the conditions of conversion and the option price or prices at which shares of capital stock may be subscribed to or purchased.

ARTICLE IV

SHAREHOLDER RIGHTS

No shareholder of the Corporation shall have any preemptive rights, and no shareholder of the Corporation shall have any cumulative voting rights.

ARTICLE V

WRITTEN ACTIONS

Any action required or permitted to be taken by the Board at a meeting of the Board may be taken by written action of the Board signed by the member of directors that would have been required to take the same action at a meeting of the Board.

ARTICLE VI

LIMITED LIABILITY OF DIRECTORS

To the fullest extent permitted by law, a director of the Corporation shall have no person liability to the Corporation or its shareholders for any breach of fiduciary duty as director. Any amendment to or repeal of this Article VI shall not adversely affect any right or protection of a director with respect to any act or omission of such director prior to such amendment or repeal.

ARTICLE VII

BENEFICIAL OWNERS; RIGHTS OF REDEMPTION

A. Definitions. The following capitalized terms as used in this Article VII shall have the following meanings:

“Affiliate” and “Association” shall have the respective meanings given to such terms by Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Act”), The term “registrant” as used in said Rule 12b-2 shall mean the Corporation.

“Beneficial Owner” shall mean any person who, singly or together with any of such person’s Affiliates or Associates, directly or indirectly, has beneficial ownership of Capital Stock (as determined pursuant to Rule 13d-3 of the Act).

“Capital Stock” shall mean any common stock, preferred stock, special stock, or any other class or series of stock of the Corporation or any Affiliate of the Corporation.

“Closing Price” on any day shall be determined as follows:

(i)	if stock of the class or series involved is listed on a United States stock exchange and a sale of such stock occurs on such day, the Closing Price shall be the closing sale price for such day as reported by such exchange;

(ii)	if stock of the class or series involved is listed on a United States stock exchange and no sale of such stock is reported on such exchange on such day, but such stock is quoted on such exchange for such day, the Closing Price shall be the average of the reported closing bid and asked prices for such day; or

(iii)	if stock of the class or series involved is not listed on any United States stock exchange, but is the subject of quotations available to the public on such day (including the quotations by the National Association of Securities Dealers, the automated quotation system or any similar system), the Closing Price shall be the average of the reporting closing bid and asked prices.

“Disqualified Holder” shall mean any Beneficial Owner of shares of Capital Stock of the Corporation, whose holding of shares of such Capital Stock of the Corporation or any its Affiliates, or whose holding of shares of such Capital Stock of the Corporation or any of its Affiliates when taken together with holdings of shares of such Capital Stock of the Corporation or any its Affiliates by any other Beneficial Owner, may (in the judgment of the Board) result in (i) the disapproval, modification, cancellation, termination or non-renewal of any agreement under which the Corporation or any its Affiliates has sole or shared authority to manage any gaming operation, or (ii) the failure to qualify for, or the suspension, revocation, loss, non-renewal or non-reinstatement of, any approval, franchise, license or permit from any governmental entity for the conduct of any portion of the business of the Corporation or any Affiliate (including gaming), which approval, franchise, license or permit requires any holder of Capital Stock of the Corporation to be approved or found available by any governmental entity or to meet criteria or qualifications applied, established or enforced by any governmental entity.

“Fair Market Value” of a share of Capital Stock shall mean the mean average Closing Price of such a share the class of series of such stock for the 45 most recent trading days prior to the day on which notice of redemption is given pursuant to Section C of this Article VII; provided, however, as follows:

(i)	If stock of such class or series was not traded on any United States stock exchange or the subject of quotations, Fair Market Value shall be determined by the Board acting in good faith; and

(ii)	Fair Market Value as to any shareholder who purchases any share of stock subject to redemption under this Article VII within 120 days prior to a Redemption Date shall not (unless otherwise determined by the Board) exceed the purchase price paid by such shareholder for such share.

“Gaming Authorities” shall mean any governmental entity having the power to regulate gaming, including state gaming boards and commissions, tribal gaming authorities and the National Indian Gaming Commission (and any successor thereto), which entity has jurisdiction over the Corporation or any of its Affiliates or any of their respective activities.

“Person” shall mean any natural person, corporation, firm, partnership, association, government, governmental entity, or any other entity, whether acting in an individual, fiduciary, or any other capacity.

“Redemption Date” shall mean the date fixed by the Board for the redemption of any shares of Capital Sock of the Corporation pursuant to Section C of this Article VII.

“Redemption Securities” shall mean any debt or equity securities of the Corporation, any Affiliates of the Corporation or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board and which, together with any cash to be paid as part of the redemption price, have a value (in the opinion of any nationally-recognized investment banking firm selected by the Board) at the time notice of redemption is given pursuant to Section C of this Article VII, at least equal to the Fair Market Value of the shares to be redeemed pursuant to Section C of this Article VII – assuming in the case of redemption securities to be publicly traded, such redemption securities were fully distributed and subject to only normal trading activity.

“Subsidiary” shall mean any entity of which a majority of any class of equity security is beneficially owned by the Corporation.

B. Investigation. By becoming the Beneficial Owner of five percent (5%) or more of any class or series of the Corporation’s issued and outstanding Capital Stock, and without further evidence of such agreement, such Beneficial Owner agrees to from time-to-time;

(i)	provide to each Gaming Authority such information regarding such Beneficial Owner, including financial information and information regarding other gaming-related activities of such Beneficial Owner, as may be required or requested by such Gaming Authority;

(ii)	respond to written or oral questions submitted by any Gaming Authority; and

(iii)	consent to and cooperate with any investigation required or requested by any Gaming Authority, including any investigation of such Beneficial Owner.

C. Redemption. Notwithstanding any other provision of these Articles of Incorporation to the contrary, and subject to the provisions of any resolution of the Board creating any series of preferred capital stock or any other class of capital stock which has a preference over common stock with respect to dividends or on liquidation, outstanding shares of Capital Stock of the Corporation held by a Disqualified Holder shall be subject to the redemption at any time by the Corporation following authorization of redemption by the Board, The terms and conditions of such redemption shall be as follows:

(i)	the redemption price of the shares of Capital Stock to be redeemed pursuant to this Section C shall be equal to the Fair Market Value of such shares, or such other redemption price as may required by applicable law or by any Gaming Authority;

(ii)	the redemption price for such Capital Stock may be paid in cash, Redemption Securities or any combination of cash and Redemption Securities;

(iii)	if fewer than all of the shares of Capital Stock of the Corporation held by the Disqualified Holder are to be redeemed, the shares to be redeemed shall be selected in such manner as may be determined by the Board, which manner may include selection of the most recently purchased shares, selection by lot or selection in any other manner determined by the Board. Unless otherwise required by any Gaming Authority or waived in writing by such Disqualified Holder, the Corporation shall give the record holders of the shares of Capital Stock to be redeemed at least 30 days’ prior written notice of the Redemption Date. If the cash or Redemption Securities necessary to implement a redemption are deposited in trust for the benefit of the Disqualified Holder, and is or are subject to withdrawal by the Disqualified Holder upon surrender of the stock certificates for the shares of Capital Stock to be redeemed, the Redemption Date may be the date on which written notice of redemption is given;

(iv)	from and after the Redemption Date (or such earlier date as may be required by applicable law or any Gaming Authority) any and all rights of the Disqualified Holder in the shares of Capital Stock being redeemed (including any rights to vote or any rights to dividends) shall cease and be terminated as of the Redemption Date, From and after the Redemption Date, the Disqualified Holder shall be entitled only to receive the cash or redemption securities payable pursuant to such redemption; and

(v)	such other terms and conditions as the Board determines and states in the Board action authorizing the redemption.

IN WITNESS WHEREOF, the foregoing Amended and Restated Articles of Incorporation are adopted as of March 1, 1997 by Grand Casinos, Inc., the sole shareholder of the Corporation.

Grand Casinos, Inc.

By:	/s/ Timothy J. Cope
Timothy J. Cope
Secretary

STATE OF MINNESOTA DEPARTMENT OF STATE FILED

April 16, 1997

Joan Anderson Growe
Secretary of State